Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (“Agreement”) is entered into as of this 5th day of December, 2013 (“Effective Date”) by and among CEDARS-SINAI MEDICAL CENTER, a California nonprofit public benefit corporation (“CSMC”), with offices at 8700 Beverly Boulevard, Los Angeles, California 90048-1865, SYNTHETIC BIOLOGICS, INC., a Nevada corporation, with offices at 155 Gibbs Street, Suite 412, Rockville, Maryland 20850 (“Synthetic”), and SYNTHETIC BIOMICS, INC., a Nevada corporation with offices at 155 Gibbs Street, Suite 412, Rockville, Maryland 2085 which is a majority-owned subsidiary of Synthetic (the “Licensee”).

RECITALS

A.           CSMC owns and/or is entitled to grant license rights with respect to certain Patent Rights and Technical Information (as defined below) invented or developed in connection with research performed at CSMC’s Gastrointestinal Motility Program and Laboratory and CSMC’s Division of Endocrinology, Diabetes and Metabolism under the direction of Mark Pimentel, M.D., Henry Lin, M.D., Christopher Chang, M.D., and Ruchi Mathur, M.D. (hereinafter collectively referred to as the “Inventors”).

B.           CSMC desires to have the Patent Rights and the Technical Information developed, used and commercialized in the Field of Use (as defined below) by Licensee, and Licensee desires to obtain an exclusive, worldwide license to conduct research in the Field of Use, and to develop, manufacture, use and sell Licensed Products and Licensed Technology Products (as defined below) in the Field of Use, using the Patent Rights and Technical Information in accordance with the terms of this Agreement. Other than the rights expressly granted by CSMC hereunder within the Field of Use, Licensee acknowledges that CSMC shall retain all other rights with respect to the Patent Rights and the Technical Information.

C.           CSMC and Licensee intend that the execution, delivery and performance of this Agreement by each party, and the consummation of the transactions contemplated hereunder, shall not at any time threaten CSMC’s tax-exempt status under Section 501(c)(3) of the Internal Revenue Code and Section 23701d of the California Revenue and Taxation Code, or cause CSMC to be in default under any of CSMC’s issued and outstanding tax-exempt bonds.

Now, Therefore, in consideration of the mutual covenants and premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Definitions

1.1           “Affiliate” or “Affiliates” shall mean any corporation, person or entity, which controls, is controlled by, or is under common control with, a party to this Agreement without regard to stock or other equity ownership. For purposes hereof, the terms “control” and “controls” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation, person or entity, whether through the ownership of voting securities, by contract or otherwise.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.2           “Confidential Information” shall mean any confidential or proprietary information furnished by one party (the “Disclosing Party”) to the other parties (the “Receiving Party”) in connection with this Agreement, including, without limitation, all specifications, know-how, trade secrets, technical information, drawings, software, models, business information and patent applications pertaining to the Patent Rights and Technical Information, and as further provided in Section 10 hereof.

1.3           “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereof.

1.4           “Field of Use” shall mean all human or veterinary therapeutic, prophylactic, diagnostic or prognostic applications, excluding the following:

1.          the therapeutic use of rifaximin;

2.          the therapeutic use of any of the following, as each is more fully described in U.S. Patent No. 6,558,708: (A) active lipids, (B) serotonin, serotonin agonists, or serotonin re-uptake inhibitors, (C) peptide YY or peptide YY functional analogs, (D) calcitonin gene-related peptide or functional analogs thereof, (E) adrenergic agonists, (F) opioid agonists, (G) combinations of any of (A), (B), (C), (D), (E) and/or (F); and (H) antagonists of receptors for any of (B), (C), (D), (E) and/or (F));

3.          the diagnosis, prognosis, or the testing of, or the provision of information to clinicians or patients regarding, small intestinal bacterial overgrowth (SIBO), and/or conditions or disorders related thereto in human subjects, using breath testing products or breath testing services to detect SIBO or SIBO-related conditions (provided, however, that the right to include information about diagnostic testing described in the Patent Rights as inclusion, exclusion or similar criteria for regulatory purposes, including without limitation on prescribing labels shall not be excluded); and

4.          the diagnosis, prognosis, or the testing of, or the provision of information to clinicians or patients regarding, conditions, based on the analysis of anti-vinculin antibodies and/or anti-CDT (cytolethal distending toxins) antibodies.

1.5           “Funding Agencies” shall mean any public or private granting agencies which have provided funding to CSMC or to Dr. Pimentel for the development of any of the Patent Rights or Technical Information prior to the Effective Date.

1.6           “Improvements” shall mean all improvements or enhancements to the Patent Rights that, after the Effective Date, are conceived and reduced to practice if patentable, or reduced to practice if not patentable, by or under the direction of any of the Inventors at CSMC. For the avoidance of doubt, Improvements shall not include Sponsored Inventions (as defined in Section 2.4).

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.7           “Licensee Developments” shall mean any and all processes, uses, designs, applications, methods and compositions-of-matter, indications, improvements, enhancements and modifications in the Field of Use directly based upon or directly created using the Patent Rights and/or Technical Information and which were discovered or developed by or on behalf of Licensee (exclusive of work performed by CSMC or the Inventors) during the term of this Agreement.

1.8           “Licensed Product” or “Licensed Products” shall mean all therapeutic and prophylactic products and all diagnostic and/or prognostic products or services, in each case, the manufacture, use, offer for sale or sale of which would, but for the licenses granted in this Agreement, directly or indirectly infringe a Valid Claim of a Patent Right in the jurisdiction in the Territory where such product or service is manufactured, used, offered for sale or sold, and in each case, within the Field of Use.

1.9           “Licensed Technology” shall mean the clinical trial protocols, know-how, clinical trial results and data, developed and owned by CSMC relating to the Licensed Products, and in each case, within the Field of Use.

1.10         “Licensed Technology Product” shall mean a product or service made through the use of or incorporating Licensed Technology that is not otherwise a Licensed Product.

1.11         “Net Sales” shall mean the gross amount invoiced by Licensee or Permitted Sublicensees to third parties for all sales of Licensed Products or Licensed Technology Products less (a) trade, cash or quantity discounts or rebates actually allowed or taken; (b) credits for claims or allowances given or made for rejection of, or return of previously sold Licensed Products or Licensed Technology Products or retroactive price reductions (including Medicare and similar types of rebates); (c) charges for prepaid freight, insurance and other transportation costs directly related to the delivery of the Licensed Product or Licensed Technology Product and invoiced by Licensee or Permitted Sublicensees; and (d) sales, transfer and other excise taxes or other governmental charges actually paid in connection with sales of Licensed Products or Licensed Technology Products (but excluding what are commonly known as franchise, income taxes and value-added taxes). Sales of Licensed Products or Licensed Technology Products by Licensee, or a Permitted Sublicensee of Licensee, to any Permitted Sublicensee which is a reseller thereof shall be excluded, and only the subsequent sale of such Licensed Products or Licensed Technology Products by Permitted Sublicensees of Licensee shall be deemed Net Sales hereunder. If a Licensed Product or Licensed Technology Product is sold or provided as part of a system, package, or combination product or service that involve one or more products or services not covered by the Patent Rights (each, a “Combination Product”), Net Sales shall be calculated by multiplying the Net Sales of such Combination Product, by the fraction A/B, where “A” is the price of the Licensed Product or Licensed Technology Product included in such Combination Product when sold separately from any other products or services not covered by the Patent Rights and “B” is the price of the Combination Product. In the event that no market price is available for the Licensed Product or Licensed Technology Products included in such Combination Product when supplied or priced separately, CSMC and Licensee shall determine in good faith the fair market value thereof.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.12         “Non-Royalty Sublicense Revenues” shall mean, but is not limited to, upfront fees, license maintenance fees, and milestone payments, or other payments, including the fair market value of any non-cash consideration, received by Licensee in consideration for any rights granted to Patent Rights under a sublicense agreement, including but not limited to upfront and milestone payments, license maintenance fees and the Fair Market Value of any non-cash consideration, excluding (a) sales-based royalties; and (b) reimbursements for customary patent expenses with respect to Patent Rights. As used in this Section 1.12, “Fair Market Value” means: (a) if the Permitted Sublicensee’s common stock is publicly traded on an exchange, the value of such equity using a per share price equal to the average of the reported closing prices of such stock on such exchange for the twenty (20) trading days prior to such purchase; or (b) if the Permitted Sublicensee’s common stock is not publicly traded, the value of such equity determined by the Permitted Sublicensee’s Board of Directors in good faith based on the per share purchase price of the Permitted Sublicensee’s most recent equity financing as of a date which is within thirty (30) days of the date as of which the determination is to be made.

1.13         “Patent Rights” shall mean the patents and/or patent applications existing on the Effective Date which are described on Schedule A attached hereto, and any patent that issues thereon. The Patent Rights are all owned by CSMC. The Licensed Patent Rights specifically exclude U.S. Patent Nos. 7,452,857, 7,605,240, 7,718,608, 7,935,799, 7,081,239, 7,244,412, 7,608,245, 7,615,207, 8,562,952, 6,558,708 and 5,977,175 and U.S. Patent Application Serial No. 11/411,733.

1.14         “Technical Information” shall mean, as of the Effective Date, the following information in the Field of Use which is described in the Patent Rights or otherwise provided to Licensee: know-how, trade secrets, unpublished patent applications, software, bioinformatics, unpatented technology, technical information, statistical information and analyses, biological materials, chemical reagents, preclinical and clinical information, in each case which has been conceived or reduced to practice prior to the Effective Date, in connection with research performed at CSMC’s Gastrointestinal Motility Program and Laboratory and CSMC’s Division of Endocrinology, Diabetes and Metabolism under the direction of one or any of the Inventors. The Technical Information shall further include information in the Field of Use described in Schedule B hereto and which has been reduced to practice prior to the Effective Date in the conduct of the aforementioned research programs at CSMC under the direction of one or any of the Inventors. Technical Information is all owned by CSMC.

1.15         “Territory” shall mean worldwide.

1.16         “Valid Claim” shall mean a claim of an issued patent included within the Patent Rights, which claim has not: (a) lapsed, been canceled, or become abandoned; (b) been declared invalid or unenforceable by a non-appealable decision or judgment of a court or other appropriate body or authority of competent jurisdiction; or (c) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. The term Valid Claim shall also include the claims of a pending patent application within the Patent Rights.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.          License

2.1           Grant of Exclusive Rights. Subject to the terms of this Agreement, CSMC hereby grants to Licensee, and Licensee hereby accepts from CSMC, the exclusive license, with the right to grant sublicenses (subject to the terms of Section 2.3 hereof), under and to the Patent Rights and Technical Information during the term of this Agreement (as provided in Section 6 hereof) to conduct research in the Field of Use and to make, have made, use, develop, import, have imported, export, have exported, offer for sale, or have offered for sale, sell and/or have sold Licensed Products and Licensed Technology Products in the Field of Use in the Territory. The foregoing grant of exclusivity is made expressly subject to the following:

(a)          All applicable laws and regulations, including, without limitation, the requirements of federal law as pertain to the manufacture of products within the United States;

(b)          All applicable rules of the Funding Agencies which have provided funding to CSMC or to any of its employees (including any of the Inventors) for the development of the Patent Rights and Technical Information; and

(c)          The following non-exclusive rights to the Patent Rights and Technical Information, which are retained by CSMC within the Field of Use:

(i)          the right to submit for publication the scientific findings from research conducted by or through CSMC or its investigators (including the Inventors) related to the Patent Rights and the Technical Information; and

(ii)         the right (A) to use any tangible or intangible information contained in the Patent Rights or the Technical Information or any Improvements (so long as CSMC shall treat such information as Confidential Information and maintain its confidentiality in accordance with Section 10 hereof), for CSMC’s internal non-commercial scientific, research, internal teaching, non-profit clinical research and other educationally-related and non-commercial (except for charges to its own patients) clinical purposes, where clinical use does not involve a third party funding grant to commercialize such information, and (B) to obtain research funding for further study and development thereof from governmental and other nonprofit organizations (including grant applications).

(d)          Notwithstanding any other provision hereof to the contrary, all rights to the Patent Rights, Technical Information and Improvements outside of the Field of Use are retained by CSMC. Furthermore, this Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of CSMC other than Patent Rights regardless of whether such patents are dominant or subordinate to Patent Rights.

2.2           Guarantee of Licensee’s Performance. Synthetic hereby unconditionally guarantees to CSMC the full and complete performance of all of the terms, covenants and conditions of this Agreement as required to be performed by Licensee, including, but not limited to, the payment of all amounts due hereunder. Synthetic’s guarantee obligations hereunder shall terminate on the later of (a) the date on which Licensee ceases to be controlled or majority-owned by Synthetic, whether alone or together with one or more of Synthetic’s Affiliates (other than Licensee); and (b) the date on which Licensee has paid CSMC the second milestone payment required by Section 4.6(e)(ii). For purposes of this Section 2.2, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of Licensee, whether through the ownership of voting securities, by contract or otherwise.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.3           Sublicensing. Licensee shall have the right to grant sublicenses or to assign (subject to Section 13.11) any or all of the rights granted hereunder to (a) public companies listed on the NYSE, NYSE MKT, NYSE Arca or NASDAQ stock exchanges; (b) private companies having at least $25 million in annual sales; or (c) entities which have been approved in writing by CSMC (such consent not to be unreasonably withheld) (each, “Permitted Sublicensee”). Any such Permitted Sublicensee shall be subject in all respects to the provisions contained in this Agreement and Licensee will remain primarily liable to CSMC for, and shall be responsible for monitoring and enforcing, performance of all of Licensee’s obligations hereunder by any such Permitted Sublicensee. Without limiting the generality of the foregoing, as an express condition of any such sublicense, any such Permitted Sublicensee shall be required to agree in writing to be bound by commercially reasonable reporting and record keeping, indemnification and inspection provisions, and the applicable provisions of this Agreement, including, without limitation, those pertaining to the use of CSMC’s name and marks, indemnification of CSMC and the use of CSMC’s Confidential Information. Permitted Sublicensees may not further sublicense without CSMC’s prior written consent, which consent shall not be unreasonably withheld. Licensee shall promptly forward to CSMC a copy of any and all fully executed sublicense agreements, any subsequent amendments, and all copies of Permitted Sublicensees’ profit sharing or royalty reports, in no event more than thirty (30) days following execution or receipt thereof, as applicable. Licensee shall also keep CSMC reasonably informed with respect to the progress of any relations entered into with any Permitted Sublicensees. If Licensee shall conduct one or more audits of its Permitted Sublicensees hereunder during the term hereof, Licensee shall provide copies of all audit reports to CSMC on a timely basis. The covenants pertaining to the use of CSMC’s name and marks, the indemnification of CSMC and the use of CSMC’s Confidential Information in any sublicense or assignment shall run for the benefit of CSMC, who shall be expressly stated as being a third-party beneficiary thereof with respect to the covenants set forth in this Agreement. Licensee understands and agrees that none of its permitted sublicenses hereunder shall reduce in any manner any of its obligations set forth in this Agreement.

(a)          Required Sublicensing. If Licensee is unable or unwilling to serve or develop a potential market or market territory for which there is a company willing to be a Permitted Sublicensee, Licensee will, at CSMC’s request, negotiate in good faith a sublicense with any such Permitted Sublicensee.

(b)          Royalty-Free Sublicenses. If, and only if, Licensee pays all royalties due CSMC from a Permitted Sublicensee’s Net Sales, Licensee may grant that Permitted Sublicensee a royalty-free or non-cash sublicense or cross-license.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.4           Sponsored Research. Licensee shall sponsor at CSMC, under an Investigational New Drug application, at least one of the clinical trials described in Schedule G attached hereto, for the purpose of testing an oral anti-methanogen for (a) constipation-predominant irritable bowel syndrome and/or (b) obesity/hypercholesterolemia/pre-diabetes, as may be further enumerated pursuant to the protocols and budgets to be mutually developed by the parties (each, a “Sponsored Clinical Trial”). In the event that Licensee conducts the second clinical trial described in Schedule G, Licensee agrees to sponsor such clinical trial at CSMC. Any inventions within the Field of Use that are (a) created, discovered or invented as a direct result of the Sponsored Clinical Trial(s) and (b) the practice of which are generally described in a specification of the Patent Rights (each, a “Sponsored Invention”), shall automatically be, and shall be deemed to be, without any further consideration and without any further action by the parties, part of the rights licensed to Licensee under Section 2.1 hereof; provided, however, that to the extent that any such Sponsored Invention is captured in a patent application, the parties shall amend Schedule A of this Agreement to include such patent application.

2.5           Improvements. Subject to the rights and applicable rules of the Funding Agencies, Licensee shall have, for a period of three (3) months after receipt by Licensee of written notice from CSMC disclosing an Improvement, the exclusive first right to negotiate with CSMC to obtain one or more licenses to the Improvement in the Field of Use upon such terms and conditions as shall be agreed by the parties hereto, which terms and conditions shall include provisions for fair market value consideration for the grant of any such licenses. If Licensee declines or fails to pursue a license to such Improvement in the Field of Use within the three (3) month period described above, or if the parties engage in good faith negotiations and fail to conclude negotiations for a license to such Improvement in the Field of Use within a six (6) month period from the date of such notice, then CSMC shall have the right to commence discussions with any other party concerning such Improvement. Subject to the provisions of this Section 2.5, Licensee acknowledges and agrees that CSMC expressly retains and reserves any and all right, title and interest in and to the Improvement, whether or not in the Field of Use and, accordingly, no license to any Improvement is granted to Licensee under this Agreement.

2.6           Licensee Developments. Licensee hereby grants, and shall require its Permitted Sublicensee(s) to grant to CSMC a nonexclusive, royalty-free, irrevocable, paid-up license, with the right to grant sublicenses to non-profit research institutions and governmental agencies, to practice and use Licensee Developments for non-commercial research purposes, which license shall include, without limitation, the rights to: (a) publish the scientific findings from research conducted by or through CSMC or on its behalf; provided, however, that Licensee is provided forty-five (45) days prior notice of any such publication and an opportunity to review such publication; (b) use any tangible or intangible information contained in the Licensee Developments (so long as CSMC shall treat such information as Confidential Information and maintain its confidentiality in accordance with Section 10 hereof), for CSMC’s internal teaching and other educationally-related and non-commercial (except for charges to its own patients) clinical purposes, where clinical use does not involve a third party funding grant to commercialize such information; and (c) obtain research funding from governmental and other nonprofit organizations (including grant applications).

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.7           Milestones. Licensee acknowledges that it is important to CSMC, and a requirement of the United States Government under Title 35, Section 203 of the United States Code, that Licensee pursue the development, commercialization and marketing of Licensed Products and Licensed Technology Products and otherwise exercises commercially reasonable efforts to maximize the value of this Agreement to CSMC. CSMC and Licensee have agreed on the Milestones set forth on Schedule F, with each such Milestone being deemed a separate and independent condition. Within sixty (60) days after each anniversary of the Effective Date, Licensee shall prepare and deliver to CSMC an annual written report (to be certified by an executive officer of Licensee) indicating its compliance with the Milestones. If Licensee believes that it is or will be unable to achieve such Milestones despite its diligent efforts, Licensee may request amendments or reasonable extensions to Schedule F in writing for CSMC’s consideration. Licensee agrees to provide any additional information reasonably required by CSMC to evaluate Licensee’s performance under this Agreement. If Licensee fails to meet any annual Milestone designated in Schedule F hereto, and has not obtained an extension or amendment to such Milestone(s), CSMC may, at its option and as its sole remedy for Licensee’ breach of this Section 2.7, upon written notice to Licensee, convert the exclusive license granted under Section 2.1 hereof to a non-exclusive license or to a co-exclusive license, or terminate the license.

3.          Representations And Warranties

3.1           Rights to Technology. Except for the rights, if any, of the Funding Agencies or the United States Government, CSMC represents and warrants to Licensee that, to the best of its actual, current knowledge (without investigation outside of CSMC as to such representations and warranties) (a) it has the right to grant the licenses in this Agreement; (b) it has not granted licenses to the Patent Rights or Technical Information to any other party that would restrict the rights granted hereunder except as stated herein; and (c) there are no claims, judgments or settlements to be paid by CSMC with respect the Patent Rights or Technical Information or pending claims or litigation relating to the Patent Rights or Technical Information. Except for any potential or actual rights of Funding Agencies or the United States Government, CSMC is not aware that any additional rights or licenses are necessary for Licensee to exercise its licensed rights granted by CSMC under this Agreement.

3.2           Limited Warranty; Certain Damages.

(a)          Limited Warranty. CSMC makes no representation or warranty other than those expressly specified in this Agreement. Licensee accepts the Patent Rights and the Technical Information on an “AS-IS” basis. OTHER THAN AS SET FORTH IN THIS AGREEMENT, CSMC MAKES NO OTHER WARRANTIES CONCERNING PATENT RIGHTS OR TECHNICAL INFORMATION COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO PATENT RIGHTS, TECHNICAL INFORMATION OR ANY PRODUCT. OTHER THAN AS SET FORTH IN THIS AGREEMENT CSMC MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF PATENT RIGHTS, OR THAT ANY PRODUCT WILL BE FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING PATENT RIGHTS COVERED BY THIS AGREEMENT. LICENSEE HEREBY AGREES THAT LICENSEE WILL NOT GIVE, AND SHALL NOT PERMIT ANY AFFILIATES OR SUBLICENSEES OR AFFILIATES THEREOF TO GIVE, ANY SUCH WARRANTY OR REPRESENTATION TO THIRD PARTIES ON BEHALF OF CSMC.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b)          Certain Damages. EXCEPT FOR THE BREACH OF THE CONFIDENTIALITY PROVISIONS IN SECTION 10 OR IN ACCORDANCE WITH THE OBLIGATION TO INDEMNIFY SET FORTH IN SECTION 8, IN NO EVENT SHALL CSMC BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER CSMC KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR THE BREACH OF THE CONFIDENTIALITY PROVISIONS IN SECTION 10 OR IN ACCORDANCE WITH THE OBLIGATION TO INDEMNIFY SET FORTH IN SECTION 8, CSMC’S AGGREGATE LIABILITY FOR ALL DAMAGES OF ANY KIND RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED THE AMOUNT PAID BY LICENSEE TO CSMC UNDER THIS AGREEMENT. THE FOREGOING EXCLUSIONS AND LIMITATIONS SHALL APPLY TO ALL CLAIMS AND ACTIONS OF ANY KIND, WHETHER BASED ON CONTRACT, TORT (INCLUDING, BUT NOT LIMITED TO NEGLIGENCE), OR ANY OTHER GROUNDS.

3.3           Rights Retained by Funding Agencies. Licensee acknowledges that to the extent that the Patent Rights and Technical Information have been developed in part under one or more funding agreements (“Funding Agreements”) with one or more Funding Agencies, such Funding Agencies have certain statutory, non-exclusive rights relative thereto for use for government purposes as well as regulatory or statutory “march-in rights” (collectively, “Statutory Rights”). Licensee also acknowledges that to the extent that the Improvements may be developed in part under one or more Funding Agreements with one or more Funding Agencies, such Funding Agencies may have certain Statutory Rights relative thereto. This Agreement is explicitly made subject to such Statutory Rights and, to the extent of any conflict between any such Statutory Rights and this Agreement, such Statutory Rights shall prevail.

4.          Consideration

In consideration of the execution and delivery by CSMC of this Agreement, Licensee agrees as follows:

4.1           Initial License Fee. No later than thirty (30) days after the execution of this Agreement, Synthetic shall issue to CSMC $150,000 in shares of its common stock; provided that such share issuance shall be subject to Section 4.5 hereof and the execution of a Stock Purchase Agreement in the form attached hereto as Schedule C (the “Synthetic Stock Purchase Agreement”). Failure of Synthetic either to issue such shares to CSMC or pay the equivalent amount in cash to CSMC within thirty (30) days of the execution of this Agreement shall render this Agreement null and void (ab initio).

4.2           Reimbursement of Patent Expenses. No later than thirty (30) days after the execution of this Agreement, CSMC shall be reimbursed for its prior patent expenses related to Patent Rights through the issuance by Synthetic to CSMC of $220,000 in shares of its common stock; provided that such share issuance shall be subject to Section 4.5 hereof and the execution of the Synthetic Stock Purchase Agreement. Failure of Licensee either to issue such shares to CSMC or pay the equivalent amount in cash to CSMC within thirty (30) days of the execution of this Agreement shall render this Agreement null and void (ab initio).

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.3 Annual Maintenance Fee. Commencing on the second annual anniversary of this Agreement, and each anniversary thereof, Licensee shall pay CSMC an annual maintenance fee of $**** (“Maintenance Fee”). The Maintenance Fee shall be creditable against Royalties otherwise payable hereunder during the applicable twelve (12) month period; provided, however, that Licensee may not carry over to the following year any amount by which the Maintenance Fee paid exceeds the actual amount of Royalties payable hereunder during the applicable twelve (12) month period.

4.4           Licensee Equity Issuance. Prior to execution of this Agreement, Licensee shall have issued eleven and one-half percent (11.5%) of its issued and outstanding shares of common stock on a fully diluted basis to CSMC, subject to execution of a Stock Purchase Agreement in the form attached hereto as Schedule D (the “Licensee Stock Purchase Agreement”). Failure of Licensee to issue such shares shall render this Agreement null and void (ab initio). Such shares issued hereunder shall be of the same class and series as founders’ shares. A true and complete copy of Licensee’s capitalization table as of the Effective Date of the Agreement is set forth in Schedule E hereto. CSMC shall have the anti-dilution protections, tag-along rights and the right to exchange CSMC’s equity in Licensee for equity in Synthetic as set forth in the Licensee Stock Purchase Agreement.

4.5           Exchange Approval. The parties acknowledge that subject to Synthetic’s obligations under the Synthetic Stock Purchase Agreement(s), any issuance of stock by Synthetic hereunder, including with respect to the license fees, patent expense reimbursements, and Milestone payments referred to herein, may be subject to the prior approval of the NYSE MKT or any other exchange upon which the shares of Synthetic are traded, and shareholder approval, if so required by such exchange or any other rule or regulation applicable to the Licensee or Synthetic. Synthetic shall submit an application to the NYSE MKT for approval to issue the shares required to be issued under Sections 4.1 and 4.2 within five (5) days of the execution of this Agreement. In the event that Synthetic elects to pay either or both of the Phase I and Phase II Milestone payments described in Section 4.6(e)(ii) by issuing shares of Synthetic stock to CSMC, Synthetic shall submit an application to the NYSE MKT for approval to issue such shares within thirty (30) days of the occurrence of the applicable Milestone. In the event that Synthetic shall not have received shareholder approval or NYSE MKT approval to issue any such shares hereunder within fifteen (15) business days of the submission of any such application to the NYSE MKT, then Company shall instead make cash payments in satisfaction of its obligations under Sections 4.1, 4.2 and/or 4.6(e)(ii), as applicable.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.6           Royalties and Non-Royalty Revenue.

(a)          Running Royalties for Licensed Products and Licensed Technology Products. Licensee agrees to pay and shall pay to CSMC the following running royalties: (a) **** percent (****%) of Net Sales of Licensed Products made, used, sold or otherwise distributed by Licensee or any Permitted Sublicensee hereunder; and (b) **** percent (****%) of Net Sales of Licensed Technology Products made, used, sold or otherwise distributed by Licensee or any Permitted Sublicensee hereunder (each, a “Royalty”). If Licensee is required to make any payment to a third party to obtain a license for the manufacture, use, sale or import of a Licensed Product or Licensed Technology Product or otherwise exploit the Licensed Patent Rights, Licensee shall be entitled to deduct up to **** percent (****%) of such third party payments made in a particular calendar year against Royalties payable to CSMC for that year; provided, however, that in no event shall the Royalties payable to CSMC hereunder for any one-year period be reduced by operation of this section by more than **** percent (****%); and provided, further, that such third party payments shall only be creditable against Royalties payable to CSMC for the calendar year in which the third party payment was actually made by Licensee.

(b)          Licensee Challenge of Patent Rights. Should Licensee bring, directly or through a third party indirectly, an action challenging the validity, scope or enforceability of any Patent Rights, Licensee will first provide CSMC with at least ninety (90) days’ prior written notice that it intends so to do before filing such a challenge. Following the giving of such notice, Licensee will pay to CSMC the Royalties and Non-Royalty Sublicense Revenue due hereunder at the rate of two times the applicable rate during the pendency of such action. Should the outcome of such action determine that any claim of a patent challenged by Licensee is valid and/or infringed and/or enforceable, as applicable, Licensee will thereafter pay to CSMC the Royalties and Non-Royalty Sublicense Revenue due hereunder at the rate of three times the applicable rate for all Licensed Products and Licensed Technology Products sold that would infringe such claim and/or transactions that include a grant of rights to such claim. Such increased royalty reflects the increased value of the Patent Rights upheld in such action. In the event that a challenge of Patent Rights brought by Licensee is partially or entirely successful, Licensee will have no right to recoup any Royalties or other amounts paid before or during the period of the challenge. Additionally, Licensee agrees to disburse any and all proceeds received from any sublicense of the applicable Patent Rights throughout the duration of any such challenge to CSMC, and agrees to reimburse CSMC for all costs actually incurred by CSMC in connection with the applicable legal proceedings. In the event that all or any portion of this Section 4.6(b) is invalid, illegal or unenforceable, then the parties will use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, gives effect to the intent of this Section 4.6(b).

11

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(c)          Arm’s-Length Transactions. On sales of Licensed Products and Licensed Technology Products which are made in other than an arms’-length transaction, the value of the Net Sales attributed under this Section 4.6 to such a transaction shall be that which would have been received in an arms’-length transaction, based on sales of like quality and quantity products on or about the time of such transaction.

(d)          Duration of Royalty Obligations. The royalty obligations of Licensee as to each Licensed Product shall terminate on the later of, on a country-by-country basis, (a) the expiration of the last to expire of a Valid Claim within the Patent Rights that covers such Licensed Product, including any term extensions thereof, or (b) twelve years after the first commercial sale of such Licensed Product. The royalty obligations of Licensee as to each Licensed Technology Product shall terminate twenty (20) years after the first commercial sale of such Licensed Technology Product.

(e)          Non-Royalty Revenues.

(i)          Non-Royalty Sublicense Revenues. Any and all “Non-Royalty Sublicense Revenues” shall be reported and paid to CSMC by Licensee as set forth below within sixty (60) days of receipt by Licensee. Licensee shall pay to CSMC a percentage of these Non-Royalty Sublicense Revenues according to the following schedule:

Effective Date of Sublicense Agreement	Percent of Non-Royalty Sublicense Revenues Payable to CSMC
Prior to initiation of Phase I clinical trial	****%
Prior to initiation of Phase II clinical trial	****%
Prior to initiation of Phase III clinical trial	****%
After initiation of Phase III clinical trial	****%

Any non-cash consideration received by Licensee from Permitted Sublicensees shall be valued at its Fair Market Value as of the date of receipt and such amount shall be paid in cash to CSMC in accordance with the schedule above. In the event that the Patent Rights are sublicensed in combination with one or more patented technologies that are not covered under this Agreement, Non-Royalty Sublicense Revenues for the purposes of this Section 4.6(e) shall be calculated on a pro-rata basis in a manner to be mutually agreed by CSMC and Licensee (which agreement may be a condition of approval under Section 2.3).

12

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(ii)         Product Development Milestones. Licensee agrees to pay and shall pay to CSMC the following non-creditable, non-refundable product development milestone payments within sixty (60) days of the first occurrence of a milestone (or its equivalent):

Milestone Event	Milestone Payment

On a Licensed Product by Licensed Product and Licensed Technology Product by Licensed Technology Product basis:

Successful Phase I trial completion for first Licensed Product or first Licensed Technology Product	$**** (payable in cash or as $**** worth (at the time the payment is due) of stock of Synthetic at Licensee’s option, subject to the terms of the Synthetic Stock Purchase Agreement)

Successful Phase II trial completion for first Licensed Product or first Licensed Technology Product and thereafter upon initiation of Phase III patient dosing for each additional indication of a Licensed Product and/or Licensed Technology Product	$**** (payable in cash or as $**** worth (at the time the payment is due) of stock of Synthetic at Licensee’s option, subject to the terms of the Synthetic Stock Purchase Agreement

Successful Phase III trial completion	$****

FDA’s acceptance of the NDA	$****

Regulatory Approval	$****

First Commercial Sale	$****

For the avoidance of doubt, in the event that Licensee has paid CSMC the required milestone payments with respect to a Licensed Product or Licensed Technology Product, new milestone payments (as set forth above) shall be due in the event that the Licensee proceeds with the development of new indications of such Licensed Product or Licensed Technology Product and initiates Phase III patient dosing for such new indications; provided, however, that no new milestone payments shall be due in the event that Licensee proceeds with subsequent clinical trials testing different formulations or dosing requirements with respect to such Licensed Product or Licensed Technology Product.

13

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(f)          Payment and Accounting.

(i)          Reports. Each payment of Royalties shall be accompanied by a report in the form attached as Schedule H hereto, which sets forth in reasonable detail the number and each type of Licensed Product and Licensed Technology Product sold and the calculation of Net Sales applicable thereto, and such additional details as may be reasonably requested by CSMC for the determination of Royalties payable hereunder. Licensed Products and Licensed Technology Products shall be considered as being sold for the purpose of the calculation of Royalties under this Agreement when payment has been received for the Licensed Products or Licensed Technology Products. Each payment of Non-Royalty Sublicense Revenue shall be accompanied by a report in the form attached as Schedule H hereto setting forth in reasonable detail the basis for the calculation of such amounts, and such additional details as may be reasonably requested by CSMC for the determination of Non-Royalty Sublicense Revenue payable hereunder. Hard copies of such reports shall be sent to CSMC’s address set forth in Section 13.1 of the Agreement, while an electronic copy shall be sent by electronic mail to CSTechTransfer@cshs.org. Except as otherwise provided herein, all amounts due hereunder shall be paid in United States dollars and shall be made without set off and free and clear of (and without any deduction or withholding for) any taxes, duties, levies, imposts or similar fees or charges. Royalties shall be payable by Licensee quarterly, within sixty (60) days after the end of each calendar quarter, based upon revenues received during the immediately preceding calendar quarter. Licensee agrees to pay and shall pay to CSMC, or cause its Permitted Sublicensees to pay to CSMC, all Royalties resulting from the activities of its Permitted Sublicensees, within sixty (60) days after the end of each calendar quarter in which Licensee has received payment from the Permitted Sublicensees.

(ii)         Notice of Payment. Licensee shall provide prompt written notice to CSMC that it has paid any annual maintenance fee required by Section 4.3 or any product development milestone payment required by Section 4.6(e) by electronic mail to CSTechTransfer@cshs.org.

(iii)        Wire Transfer Instructions. All payments due hereunder shall be made by Licensee to CSMC in accordance with the following wire transfer instructions:

****

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(iv)        Records and Audits. Licensee shall create and maintain complete and accurate records and documentation concerning all sales of Licensed Products and Licensed Technology Products by Licensee, its Affiliates and Permitted Sublicensees as well as transactions based upon which Non-Royalty Sublicense Revenue is due, in sufficient detail to enable the Royalties and Non-Royalty Sublicense Revenue, respectively, that is payable hereunder to be determined. Licensee shall retain such records and documentation for not less than seven (7) years from the date of their creation. During the term of this Agreement and for a period of three (3) years thereafter, CSMC and its representatives shall have the right to audit such records and documentation as shall pertain to the determination and payment of Royalties and Non-Royalty Sublicense Revenue upon ten (10) days prior written notice to Licensee. Such examiners shall have reasonable access during regular business hours to Licensee’s offices and the relevant records, files and books of account, and shall have the right to examine any other records reasonably necessary to determine the accuracy of the calculations of Royalties and Non-Royalty Sublicense Revenue provided by Licensee; provided, however, that such examiners must execute a confidentiality agreement in form and substance satisfactory to Licensee. The costs of any such audit shall be borne by CSMC, unless as a result of such inspection it is determined that the amounts payable by Licensee for any period are in error by greater than five percent (5%), in which case the costs of such audit shall be borne by Licensee. CSMC shall report the results of any such audit to Licensee within thirty (30) days of completion. Thereafter, Licensee shall promptly pay to CSMC the amount of any underpayment discovered in such audit, or CSMC shall credit to Licensee against future Royalty payments the amount of any overpayment discovered in such audit, as the case may be. In addition, Licensee shall pay interest on any underpayment at the rate that is the lower of (i) two percent (2%) over the rate of interest announced by Bank of America in Los Angeles, California (or any successor in interest thereto or any commercially equivalent financial institution if no such successor exists) to be its “prime rate”, or (ii) the highest rate permitted by applicable law, from the date such amount was underpaid to the date payment is actually received.

(v)         Currency Transfer Restrictions. If any restrictions on the transfer of currency exist in any country or other jurisdiction so as to prevent Licensee from making payments to CSMC, Licensee shall take all commercially reasonable steps to obtain a waiver of such restrictions or to otherwise enable Licensee to make such payments. If Licensee is unable to do so, Licensee shall make such payments to CSMC in a bank account or other depository designated by CSMC in such country or jurisdiction, which payments shall be in the local currency of such country or jurisdiction, unless payment in United States dollars is permitted. Any payment by Licensee to CSMC in currencies other than United States dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted in the California edition of The Wall Street Journal for the close of business of the last banking day of the calendar quarter in which such payment is being made.

(vi)        Late Charges. A service charge of two percent (2%) per month, not to exceed the maximum rate allowed by applicable law, shall be payable by Licensee on any portion of Licensee’s outstanding Royalty or Non-Royalty Sublicense Revenue balance or any other amount payable by Licensee hereunder that is not paid to CSMC within thirty (30) days past the due date

15

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(vii)       Taxes. Licensee shall pay, or cause to be paid, any and all taxes required to be paid or withheld on any sales, licenses or other transfers for value of Licensed Products, Licensed Technology Products or Patent Rights (other than taxes imposed on the income or revenues of CSMC); provided, however, that under no circumstances shall the amounts of such taxes be deducted from the total amount of payments otherwise due to CSMC hereunder. Upon CSMC’s request, Licensee shall secure and send to CSMC proof of any such taxes withheld and paid by Licensee, its Affiliates or Permitted Sublicensees.

(viii)      No Escrow. Licensee shall pay all Royalties and Non-Royalty Sublicense Revenue directly to CSMC and shall not pay royalties into any escrow or other similar account, including in the event of a validity or non-infringement challenge to the Patent Rights.

5.          Patent Rights

5.1           Prosecution. CSMC will continue to have full responsibility for the application, maintenance, reexamination, reissue, opposition and prosecution of any kind relating to the Patent Rights in the Territory (“Prosecution”) with due input from Licensee and using counsel reasonably acceptable to Licensee; provided, however, that CSMC’s patent counsel shall bill Licensee directly for all costs and expenses, including reasonable attorneys’ fees, filing fees and translation fees incurred in the prosecution of the Patent Rights (“Prosecution Costs”).

5.2           Abandonment, Disclaimers, etc. CSMC shall not abandon, disclaim, withdraw, seek reissue or allow to lapse any patent or patent application within the Patent Rights as long as Licensee continues to timely and fully pay all Prosecution Costs as set forth in Section 5.1; provided, however, that Licensee may elect to notify CSMC of its decision not to continue to pay the Prosecution Costs to prosecute or maintain a patent or patent application included in the Patent Rights in various jurisdictions at least forty-five (45) days before a final due date which would result in abandonment or bar of patentability of the patent or patent application with respect to such jurisdiction. In such event, CSMC may, at its sole option, continue Prosecution of the patent application or patent at its own cost and expense; provided, however, that in the event that CSMC intends to develop or commercialize any product in such jurisdiction with any third party based upon such patent or patent application, Licensee shall have an exclusive first right of negotiation for a period lasting sixty (60) days following notice from CSMC to Licensee of its intent to so develop or commercialize with respect to such patent or patent application, and if Licensee either does not exercise such right or if a license is not concluded with Licensee within the aforesaid sixty (60)-day period, then this right shall expire and CSMC shall have no further obligation to Licensee with respect to such patent or patent application.

5.3           CREATE Act. Licensee shall not invoke the Cooperative Research and Technology Enhancement Act of 2004, as set forth under Title 35, Section 102(c) of the United States Code (the “CREATE Act”), with respect to the Patent Rights without first obtaining the prior written consent of CSMC.

16

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.          Term And Termination

6.1           Term. Unless earlier terminated as provided in Section 6.2 hereof, the term of this Agreement shall commence on the Effective Date and shall expire, on a country-by-country and Licensed Product-by-Licensed Product and/or Licensed Technology Product-by-Licensed Technology Product basis, upon expiration of Licensee’s obligation to pay royalties for such Licensed Product or Licensed Technology Product in such country.

6.2           Termination. Except as provided by Section 6.3 hereof, and in addition to the termination provisions of Section 2.7, this Agreement shall terminate upon the earliest to occur of the following:

(a)          Automatically if Licensee shall enter into a liquidating bankruptcy, be adjudged insolvent, liquidate, dissolve and/or if the business of Licensee shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of Licensee or otherwise; provided, however, that if any such action is involuntary, termination shall not take place unless the action is not reversed within thirty (30) days. Further, Licensee shall give CSMC at least forty-five (45) days’ prior written notice before Licensee initiates any bankruptcy proceeding, and CSMC shall have the right to terminate this Agreement immediately upon receipt of such notice;

(b)          Automatically if the performance by either party to this Agreement of any term, covenant, condition or provision hereof: (i) shall jeopardize (A) the licensure of CSMC; (B) CSMC’s participation in the Medicare, Medi-Cal or other reimbursement or payment programs; (C) the full accreditation of CSMC by the Joint Commission of Accreditation of Healthcare Organizations or any other state or nationally recognized accreditation organization; or (D) CSMC’s tax-exempt status; or (ii) is deemed illegal or unethical by any recognized governmental agency or body. Upon the occurrence of any of the items set forth in this subparagraph (b), CSMC shall provide written notice to Licensee setting forth the reason for such termination (which termination shall be effective immediately);

(c)          Upon thirty (30) days’ written notice from CSMC if, within such thirty (30) day period (i) Licensee shall fail to pay fully any Royalty or Non-Royalty Sublicense Revenue payment required by Section 4.3 hereof, or (ii) Licensee shall fail to undertake commercially reasonable efforts to exploit the Patent Rights in the Field of Use in the Territory, regardless of Licensee’s satisfaction of the Milestones provided in Schedule F hereto;

(d)          Upon sixty (60) days’ written notice from CSMC if, within such sixty (60) day period, Licensee shall fail to cure fully any breach or default of any material obligation under this Agreement as described in such written notice detailing the facts of such breach with reasonable specificity; provided, however, that Licensee may avoid such termination if, before the end of such 60-day period, such breach or default has been cured by Licensee to the reasonable satisfaction of CSMC;

17

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(e)          Upon ninety (90) days’ written notice from Licensee if, within such ninety (90) day period, CSMC shall fail to cure fully any breach or default of any material obligation under this Agreement as described in such written notice detailing the facts of such breach with reasonable specificity; provided, however, that CSMC may avoid such termination if, before the end of such 90-day period, such breach or default has been cured by CSMC to the reasonable satisfaction of Licensee;

(f)          Licensee shall have the right to terminate this Agreement at any time without cause upon six (6) months written notice to CSMC; provided, however, that in the event of such termination without cause by Licensee, Licensee shall pay to CSMC a termination fee calculated in accordance with the following table no later than the effective date of termination:

Time of Termination	Termination Fee
Prior to IND Submission	$	****
Prior to completion of Phase II clinical trial	$	****
Prior to completion of Phase III clinical trial	$	****
Following completion of Phase III clinical trial	$	****

(g)          Upon the mutual written agreement of the parties hereto (such termination to be effective as of the date mutually agreed upon in such written agreement).

6.3           Obligations Upon Termination. Upon any termination of this Agreement pursuant to Section 6.2 hereof, nothing herein shall be construed to release any party from any liability for any obligation incurred through the effective date of termination (e.g., confidentiality, reimbursement of patent expenses incurred prior to such date, etc.) or for any breach of this Agreement prior to the effective date of such termination. Obligations which accrued prior to termination (including milestones which have been triggered) would survive termination.

Licensee may, for a period of one (1) year after the effective date of such termination, sell all tangible Licensed Products and Licensed Technology Products customarily classified as “inventory” that it has on hand at the date of termination, subject to payment by Licensee to CSMC of the applicable Royalty and Non-Royalty Sublicense Revenue; provided, however, that any such action by Licensee does not subject CSMC to any of the occurrences set forth in Section 6.2(b) hereof.

18

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.4           Effect of Termination. In the event of any termination of this Agreement pursuant to Section 6.2 hereof, where such termination has not been caused by any action or inaction on the part of any Permitted Sublicensee of Licensee or by any breach by such Permitted Sublicensee of its obligations under its sublicense from Licensee, such termination of this Agreement shall be without prejudice to the rights of each non-breaching Permitted Sublicensee of Licensee and each non-breaching Permitted Sublicensee shall be deemed to be a licensee of CSMC thereunder, and CSMC shall be entitled to all rights, but shall not be subject to any obligations (other than the grant of license and appurtenant obligations under this Agreement to the extent provided for in such sublicense) of Licensee thereunder. This Section 6.4, however, shall not be applicable if this Agreement has been terminated under Section 6.2(b) under circumstances where the application of this Section 6.4 would subject CSMC to any of the occurrences set forth in Section 6.2(b).

6.5           Right to Institute Legal Actions. Notwithstanding the provisions of Section 6.2 hereof, CSMC, on the one hand, and Licensee, on the other hand, may institute any other legal action or pursue any other remedy against the other party permitted by applicable law if the other party does not substantially cure any breach or default of any material obligation as provided herein.

6.6           Reversion of Rights. Notwithstanding anything to the contrary set forth herein (including, but not limited to, Section 5 hereof), full responsibility for Prosecution of the Patent Rights shall, at the option of CSMC (exercisable in its sole and absolute discretion), and at its sole expense from the date of reversion, revert to CSMC upon any termination of this Agreement.

6.7           Return of Data. In the event of any termination or expiration of this Agreement, Licensee may consider providing CSMC with copies of data, information and materials obtained or generated by or on behalf of Licensee in the course of conducting research and developing Licensed Products and Licensed Technology Products using the Patent Rights and the Technical Information.

19

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.          Infringement By Third Parties

7.1           Enforcement. Subject to contradictory obligations CSMC may have to any other licensee thereof, Licensee shall have the first right and the obligation to enforce, at its sole expense, any Patent Rights to the extent licensed hereunder against infringement by third parties and shall notify CSMC in writing in advance of all such enforcement efforts. Upon Licensee’s undertaking to pay all expenditures reasonably incurred by CSMC, CSMC shall reasonably cooperate in any such enforcement and, as necessary, join as a party therein. Licensee shall reimburse CSMC for all expenses, including reasonable attorneys’ fees, incurred in connection with any such enforcement. In the event that Licensee does not file suit against or commence and conclude settlement negotiations with a substantial infringer of Patent Rights within ninety (90) days of receipt of a written demand from CSMC that Licensee bring suit, then the parties will consult with one another in an effort to determine whether a reasonably prudent licensee would institute litigation to enforce the patent in question in light of all relevant business and economic factors (including, but not limited to, the projected cost of such litigation, the likelihood of success on the merits, the probable amount of any damage award, the prospects for satisfaction of any judgment against the alleged infringer, the possibility of counterclaims against the parties hereto, the impact of any possible adverse outcome on Licensee and the effect any publicity might have on the parties’ respective reputations and goodwill). If, after such process, it is determined that a suit should be filed and Licensee does not file suit or commence settlement negotiations forthwith against the infringer, then CSMC shall have the right, at its own expense, to enforce any Patent Rights licensed hereunder on behalf of itself and Licensee. Any damages or other recovery from an infringement action undertaken by Licensee shall first be used to reimburse the parties, on a pro rata pari passu basis, for the costs and expenses incurred in such action, and shall thereafter be allocated between the parties as follows: (i) fifty percent (50%) to CSMC and (ii) fifty percent (50%) to Licensee. If Licensee fails to prosecute any such action to completion, then any damages or other recovery net of the parties’ costs and expenses incurred in such infringement action shall be the sole property of CSMC. The foregoing notwithstanding, to the extent that any portion of damages awarded in a lawsuit brought by Licensee are specifically allocated in a judgment as lost sales, the amount due to CSMC for such amount shall be based on treating such amount as Net Sales.

7.2           Defense of Patent Rights. In the event that any Patent Rights are the subject of a legal action seeking declaratory relief or of any reexamination or opposition proceeding instituted by a third party, the parties agree to promptly consult with each other concerning the defense of such actions or proceedings. If the parties agree that such defense should be undertaken, then Licensee shall bear the expenses, including attorneys’ fees, associated with such defense and in any recoupment of expenses. If the parties disagree, then the party desiring to defend the action or proceeding may proceed with such defense and will bear its own expenses, and be entitled to all sums recovered.

20

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.          Indemnification

8.1           Indemnification by Licensee. Subject to Section 8.2 hereof, Licensee shall hold harmless, defend and indemnify CSMC and each of its officers, directors, employees (including the Inventors), agents and sponsors of the research (except Licensee) (each, an “Indemnified Party”, and collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses and costs of investigation, whether or not suit is filed) suffered or incurred by any of the Indemnified Parties in any action, suit, litigation, arbitration or dispute of any kind (“Action”) arising or resulting from any negligence or willful acts or omissions on the part of Licensee, its Affiliates or Permitted Sublicensees in connection with (a) their use the Patent Rights or Technical Information and/or (b) the exercise of their rights hereunder or under any sublicense, including, but not limited to (i) the preclinical development and clinical testing of Licensed Products or Licensed Technology Products, and (ii) the manufacture, sale, use, marketing, or other disposition of Licensed Products or Licensed Technology Products developed, manufactured, sold, marketed, used or otherwise disposed of under this Agreement. As part of its obligations hereunder, Licensee shall defend any Action brought against any of the Indemnified Parties with counsel of its own choosing and reasonably acceptable to CSMC, and neither CSMC nor any other Indemnified Party shall enter into any settlement of any such Action without first obtaining prior approval of Licensee. Licensee shall pay all costs, including attorney’s fees, incurred in enforcing this indemnification provision. Should CSMC or any other Indemnified Party not afford Licensee the right to defend any such Action, or should CSMC or any other Indemnified Party not obtain the approval of Licensee to any such settlement, Licensee shall have no obligation to indemnify CSMC or any other Indemnified Party hereunder. Should Licensee fail to provide a defense for the Indemnified Parties as required hereunder, then Licensee shall reimburse CSMC for its out-of-pocket expenses (including reasonable attorneys’ fees and expenses and costs of investigation) which are incurred as a result of any investigation, defense or settlement relating to the foregoing, which reimbursement shall be made to CSMC upon receipt by Licensee of invoices reflecting in reasonable detail such expenses incurred by CSMC. Licensee shall obtain and maintain insurance policies (including products liability and general liability policies at such time as is appropriate) which are reasonable and necessary to cover its activities and to comply with the indemnification obligations set forth above. Such insurance policies shall name CSMC as an additional insured party and shall provide a minimum of $3,000,000 in coverage per occurrence. Upon initiation of any human clinical studies of Licensed Products or Licensed Technology Products, Licensee shall have first increased its insurance coverage to a minimum of $10,000,000 in the aggregate. Licensee shall provide CSMC with prompt written notice of any material change in coverage under such policies. If the parties determine that evidence of Licensee’s insurance coverage is necessary and appropriate, within thirty (30) days of the Effective Date (subject to extension if reasonably required) and annually thereafter, Licensee shall provide CSMC with a certificate of insurance issued by the appropriate insurance company evidencing the insurance coverage required by this Section 8.1, together with copies of the endorsement which specifies CSMC as an additional insured and the declarations page for each such insurance policy. The certificate of insurance, endorsements and declarations pages (and any renewals or replacements thereof), if required, shall be sent to CSMC’s Technology Transfer Office by electronic mail at CSTechTransfer@cshs.org and by prepaid, first class, certified mail, return receipt requested, at the following address: 8797 Beverly Boulevard, Suite 206, Los Angeles, CA 90048.

8.2           Notice of Claim. CSMC shall promptly notify Licensee in writing of any claim or Action or material threat thereof brought against any Indemnified Party in respect of which indemnification may be sought and, to the extent allowed by law, shall reasonably cooperate with Licensee in defending or settling any such claim or Action. No settlement of any claim, Action or threat thereof received by CSMC and for which CSMC intends to seek indemnification (for itself or on behalf of any other Indemnified Party) shall be made without the prior joint written approval of Licensee and CSMC.

21

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.          Use Of Names

Licensee shall not, unless as required by any law or governmental regulation, use the name of CSMC, and/or any of its trademarks, service marks, trade names or fictitious business names without express prior written consent of the Vice President for Public Relations and Marketing of CSMC. Further, prior to any reference by Licensee to the names or marks of CSMC in any manner, Licensee shall provide CSMC with a writing reflecting the proposed reference so that CSMC can review the reference within a reasonable period of time prior to the proposed use thereof by Licensee. This limitation includes, but is not limited to, use by Licensee in any regulatory filing, advertising, offering circular, prospectus, sales presentation, news release or trade publication. Notwithstanding the foregoing, certain specific language shall be mutually agreed upon by the parties for Licensee’s use in certain contexts and with respect to certain topics, and once agreed upon, may be utilized by Licensee in connection with the approved contexts and topics without further permission of CSMC. Subject to compliance by Licensee with the foregoing, which shall be deemed conditions precedent to any use of CSMC’s name or marks by Licensee, Licensee shall ensure that the name of CSMC is used as scientifically or academically appropriate in the “byline” of any article, abstract, manuscript or any other publication related to the subject matter hereof.

10.       Confidentiality

10.1         Non-Disclosure. The parties hereto shall keep the terms of this Agreement and all business and scientific discussions relating to the business of the parties strictly confidential. All patient information to which a party is given access by the other party shall be subject to the provisions of the Confidentiality of Medical Information Act (Cal. Civ. Code §§56, et seq.) and the Health Insurance Portability and Accountability Act of 1996, and all regulations promulgated thereunder. It may, from time to time, be necessary for the parties, in connection with performance under this Agreement, to disclose Confidential Information (including know-how) to each other. The Receiving Party (as defined in Section 1.2 hereof) shall keep in strictest confidence the Confidential Information of the Disclosing Party (as defined in Section 1.2 hereof), using the standard of care it normally uses for information of like character, and shall not disclose the Confidential Information to any third party or use it except as expressly authorized by the prior written consent of the Disclosing Party or as otherwise permitted by this Agreement; provided, however, that Licensee may disclose the Confidential Information received from CSMC to its Affiliates and Permitted Sublicensees as shall be reasonably necessary to carry out the intent of this Agreement or any sublicense granted by Licensee as contemplated by this Agreement if, but only if, such Affiliates and/or Permitted Sublicensees each execute a confidentiality agreement containing confidentiality provisions no less restrictive than those confidentiality provisions contained in this Section 10. The Receiving Party’s obligation hereunder shall not apply to Confidential Information that the Receiving Party can show by written documentation:

(a)          Is or later becomes part of the public domain through no fault or neglect of the Receiving Party;

(b)          Is received in good faith from a third party having no obligations of confidentiality to the Disclosing Party, provided, however, that the Receiving Party complies with any restrictions imposed by the third party;

(c)          Is independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information as shown by its books and records at the time of disclosure; or

(d)          Is required by law or regulation to be disclosed (including, without limitation, in connection with FDA filings, filings with another government agency or as required under the California Public Records Act), provided, however, that the Receiving Party uses reasonable efforts to restrict disclosure and to obtain confidential treatment.

22

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.2         Limits on Permitted Disclosures. Each party agrees that any disclosure or distribution of the other party’s Confidential Information within its own organization shall be made only as is reasonably necessary to carry out the intent of this Agreement. The parties further agree that all of their respective officers, employees, agents, representatives or approved sublicensees to whom any Confidential Information is disclosed or distributed shall have agreed to maintain its confidentiality. In such event, the Receiving Party shall identify with reasonable particularity, upon request by the Disclosing Party, each person within the Receiving Party’s organization to whom the Receiving Party has disclosed or distributed Confidential Information.

10.3         Legally Required Disclosures. If a subpoena or other legal process concerning Confidential Information is served upon any party hereto pertaining to the subject matter hereof, the party served shall notify the other party immediately, the other party shall cooperate with the party served, at the other party’s expense, in any effort to contest the validity of such subpoena or other legal process. This Section 10.3 shall not be construed in any way to limit any party’s ability to satisfy any disclosure of its relationship with the other party required by any governmental authority. Notwithstanding anything to the contrary set forth in Section 10.1, the parties hereto acknowledge that Synthetic may be obligated to file a copy of this Agreement, any Schedules hereto, and summaries of the terms hereof with the U.S. Securities and Exchange Commission as reasonably required to comply with applicable laws or the rules of a nationally-recognized securities exchange. Synthetic shall be entitled to make such filings, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available. In the event of any such filing, Synthetic will provide CSMC with a copy of this Agreement (including the Schedules hereto) and related filings marked to show provisions for which Synthetic intends to seek confidential treatment and shall reasonably consider and incorporate CSMC’s comments thereon to the extent consistent with the legal requirements and the rules of any nationally recognized securities exchange governing disclosure of material agreements and material information to be publicly filed.

10.4         Patent Rights as Confidential Information. The Patent Rights are understood by Licensee to be the Confidential Information of CSMC to the extent “unpublished” as such term is construed under the United States Patent Laws. As such, Licensee’s confidentiality obligations hereunder automatically extend to any and all Technical Information and to any and all patent applications of CSMC relating to any Patent Rights, Technical Information and Improvements and to any and all communications with the United States Patent Office, and any foreign patent office relating to any Patent Rights, Technical Information or Improvements.

10.5         Return of Confidential Information. In the event of any termination of this Agreement, the Receiving Party, upon request, shall promptly return all Confidential Information and any copies made thereof previously made available to the Receiving Party by the Disclosing Party.

10.6         Remedies. Both parties acknowledge and agree that it would be difficult to measure damages for breach by either party of the covenants set forth in this Section 10, and that injury from any such breach would be incalculable, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, either party shall be entitled, in addition to all other remedies available hereunder or under law or equity, without the obligation of posting a bond, to injunctive or such other equitable relief as a court may deem appropriate to restrain or remedy any breach of such covenants.

23

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

11.         Information Exchange

In addition to the Patent Rights and Technical Information, the parties shall cooperate to exchange such non-confidential information as may be appropriate and necessary to facilitate Licensee’s development and commercialization of Licensed Products and Licensed Technology Products incorporating any Patent Rights or Technical Information.

12.         Patent Marking

In the event any Licensed Product or Licensed Technology Product is the subject of a patent under the Patent Rights, Licensee shall actually or virtually mark all Licensed Products and Licensed Technology Products made, sold or otherwise disposed of by or on behalf of it or any of its Permitted Sublicensees as set forth under Title 35, Section 287(a) of the United States Code and shall respond to any request or disclosure under Title 35, Section 287(b)(4)(B) of the United States Code by only notifying CSMC of the request for disclosure.

13.         Miscellaneous

13.1         Notices. Any notice, request, instruction or other document required by this Agreement shall be in writing and shall be deemed to have been given: (a) if mailed with the United States Postal Service by prepaid, first class, certified mail, return receipt requested, at the time of receipt by the intended recipient; (b) if sent by Federal Express or other overnight carrier, signature of delivery required, at the time of receipt by the intended recipient; or (c) if sent by facsimile transmission, when so sent and when receipt has been acknowledged by appropriate telephone or facsimile receipt, addressed as follows:

In the case of CSMC to:

Cedars-Sinai Medical Center
8700 Beverly Boulevard
Los Angeles, California 90048-1865
Attention: Senior Vice President for Academic Affairs

with a copy to Senior Vice President for Legal Affairs & General Counsel

or in the case of Synthetic Biologics, Inc. or Licensee to:

Synthetic Biologics, Inc.
155 Gibbs Street, Suite 412
Rockville, Maryland 20850
Attention: Jeffrey Riley, CEO
email: jriley@syntheticbiologics.com

24

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

with a copy to:

Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Attention: Leslie Marlow, Esq.
email: lmarlow@gracinmarlow.com

or to such other address or to such other person(s) as may be given from time to time under the terms of this Section 13.1.

13.2         Compliance with Laws. Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

13.3         Governing Law. For any dispute between the parties to this Agreement which arises from or relates to this Agreement, the Agreement shall be construed and enforced in accordance with the laws of the United States of America and of the State of California, irrespective of choice of laws provisions. The parties agree that Los Angeles County, California shall be the situs of any legal proceeding arising out of or relating to this Agreement. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section, and stipulates that the state and federal courts located in Los Angeles, California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement.

13.4         Waiver. Failure of any party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved.

13.5         Enforceability. If any provision of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

13.6         Modification. No change, modification, or addition or amendment to this Agreement, or waiver of any term or condition of this Agreement, is valid or enforceable unless in writing and signed and dated by the authorized officers of the parties to this Agreement.

13.7         Entire Agreement. This Agreement and the Schedules hereto (which are incorporated herein by this reference as if fully set forth herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and replace and supersede as of the date hereof and thereof any and all prior agreements and understandings, whether oral or written, between the parties with respect to the subject matter of such agreements.

25

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.8         Construction. This Agreement has been prepared, examined, negotiated and revised by each party and their respective attorneys, and no implication shall be drawn and no provision shall be construed against any party to this Agreement by virtue of the purported identity of the drafter of this Agreement or any portion thereof.

13.9         Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall constitute one and the same instrument. This Agreement may be executed by facsimile or in .pdf format.

13.10         Attorneys’ Fees. In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party to such litigation shall pay to the successful party all reasonable costs and expenses, including reasonable attorneys’ fees, incurred therein by such successful party; and if such successful party shall recover a judgment in any such action or proceeding, such reasonable costs, expenses and attorneys’ fees may be included in and as part of such judgment.

13.11         Assignment; Successors.

(a)          Licensee may assign this Agreement to an Affiliate upon the prior written consent of CSMC. Subject to Section 13.11(b), Licensee may assign this Agreement without the consent of CSMC as part of a sale, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination, or any other transfer of Licensee’s entire business, or that part of Licensee’s business that exercises all rights granted under this Agreement. Any other attempt to assign this Agreement by Licensee is null and void. In the event of a bankruptcy, assignment is permitted only to a party that can provide adequate assurance of future performance, including diligent development and sales, of Licensed Products and Licensed Technology Products. Synthetic shall have no right to assign this Agreement without the consent of CSMC other than as part of a sale of Synthetic, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination, or any other transfer of Synthetic’s entire business; provided, however, that the successor entity shall have (a) a market capitalization greater than that of Synthetic at the time of the sale and (b) the ability to assume Synthetic’s guarantee obligations under Section 2.2 hereof; provided, further, that in the event that such sale occurs prior to the payment of the first and/or second milestone payment required by Section 4.6(e)(ii), then notwithstanding anything to the contrary set forth herein, such milestone payments shall be payable either in cash or stock of the successor entity in the amounts set forth in Section 4.6(e)(ii), at CSMC’s sole discretion,.

(b)          Prior to any assignment, the following conditions must be met: (i) Licensee or Synthetic, as the case may be, must give CSMC thirty (30) days prior written notice of the assignment, including the new assignee’s contact information, (ii) the new assignee must agree in writing to CSMC to be bound by this Agreement, and (iii) CSMC must have received a $25,000.00 assignment fee.

(c)          Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of CSMC, Licensee and Synthetic. CSMC shall have the right to assign its rights hereunder as part of any reorganization or bond financing.

26

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.12         Further Assurances. At any time and from time to time after the Effective Date, each party shall do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, assignments or assurances as may be reasonably required to consummate the transactions contemplated by this Agreement.

13.13         Survival. The following sections shall survive any expiration or earlier termination of this Agreement: 4.6(e), 6.3, 8, 9, 10, 12 and 13.

[signature page follows]

27

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

“LICENSEE”:

SYNTHETIC BIOMICS, INC., a nevada corporation

By:	/s/ Steve Kanzer
Name:	Steve Kanzer
Title:	CEO & President

Date:

SYNTHETIC BIOLOGICS, INC.,
a nevada corporation

By:	/s/ Jeff Riley
Name:	Jeff Riley
Title:	CEO

Date:

“CSMC”:

Cedars-Sinai Medical Center, a california nonprofit public benefit corporation

By:	/s/ Shlomo Melmed, M.D.
Shlomo Melmed, M.D.
Senior Vice President for Academic Affairs and Dean of the Medical Faculty

Date:

By:	/s/ Richard Katzman
Richard Katzman
Vice President, Academic Affairs

Date:

28

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ACKNOWLEDGED AND AGREED:

“INVENTORS”:

/s/ Mark Pimentel, M.D.
Mark Pimentel, M.D.

/s/ Christopher Chang, M.D.
Christopher Chang, M.D.

/s/ Ruchi Mathur, M.D.
Ruchi Mathur, M.D.

29

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule A

Patent Rights

Country	Serial No	Filing Date	Patent No	Title	Status
AUSTRIA	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
BELGIUM	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
SWITZERLAND	00952739.1	8/11/2000	1200828	METHODS OF DIAGNOSING AND TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS	GRANTED
SWITZERLAND	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

CYPRUS	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
GERMANY	00952739.1	8/11/2000	60036871.8	METHODS OF DIAGNOSING AND TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS	GRANTED
GERMANY	07075358.7	8/11/2000	60046160.2	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
DENMARK	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
EUROPEAN PATENT OFFICE	00952739.1	8/11/2000	1200828	METHODS OF DIAGNOSING AND TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS	GRANTED
EUROPEAN PATENT OFFICE	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
EUROPEAN PATENT OFFICE	10177153.3	8/11/2000		METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS	FILED
EUROPEAN PATENT OFFICE	10183223.6	8/11/2000		METHODS OF DIAGNOSING AND TREATING CROHN'S DISEASE	FILED

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EUROPEAN PATENT OFFICE	10183213.7	8/11/2000		METHODS OF TREATING BLOATING, ABDOMINAL PAIN AND DIARRHEA	FILED
****	****	****	****	****	****
SPAIN	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

FINLAND	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
****	****	****	****	****	****
FRANCE	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
UNITED KINGDOM	00952739.1	8/11/2000	1200828	METHODS OF DIAGNOSING AND TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS	GRANTED

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

UNITED KINGDOM	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
GREECE	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
IRELAND	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
ITALY	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

LUXEMBOURG	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
MONACO	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
NETHERLANDS	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
PORTUGAL	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SWEDEN	07075358.7	8/11/2000	1811303	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
UNITED STATES	09/374,142	8/11/1999	6,861,053	METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
UNITED STATES	10/107,240	3/26/2002	6,805,852	METHODS OF DIAGNOSING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
UNITED STATES	10/915,193	8/10/2004	7,056,686	METHOD OF DIAGNOSING FIBROMYALGIA CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

UNITED STATES	11/838,631	8/14/2007	7,585,838	METHODS OF TREATING FIBROMYALGIA CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
UNITED STATES	13/073,169	3/28/2011	8,197,805	METHODS OF TREATING AUTOIMMUNE DISEASES CAUSED BY SMALL INTESTINAL BACTERIAL OVERGROWTH	GRANTED
WIPO	US2000/ 22030	8/11/2000		METHODS OF DIAGNOSING OR TREATING IRRITABLE BOWEL SYNDROME AND OTHER DISORDERS	NAT'L PHASE FILED
AUSTRALIA	2002256254	4/16/2002	2002256254	METHODS OF DIAGNOSING AND TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	GRANTED
AUSTRALIA	2007201246	4/16/2002	2007201246	METHODS OF DIAGNOSING AND TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	GRANTED

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

CANADA	2,444,548	4/16/2002	METHODS OF DIAGNOSING AND TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	FILED
EUROPEAN PATENT OFFICE	02725704.7	4/16/2002	METHODS OF DIAGNOSING AND TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	FILED
EUROPEAN PATENT OFFICE	10178066.6	4/16/2002	METHODS OF DETECTING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) IN A HUMAN SUBJECT	FILED
EUROPEAN PATENT OFFICE	10181342.6	4/16/2002	METHODS OF TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	FILED

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

JAPAN	2002-582263	4/16/2002	4653936	METHODS OF DIAGNOSING AND TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	GRANTED
****	****	****		****	****
UNITED STATES	09/837,797	4/17/2001	7,048,906	METHODS OF DIAGNOSING AND TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	GRANTED
UNITED STATES	11/348,995	2/7/2006	7,736,622	METHODS OF DIAGNOSING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	GRANTED

UNITED STATES	12/768,531	4/27/2010	8,110,177	METHODS OF DIAGNOSING AND TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	GRANTED

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

UNITED STATES	13/315,671	12/9/2011	8,388,935	METHODS OF DIAGNOSING AND TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	GRANTED
UNITED STATES	13/755,515	1/31/2013		METHODS OF DIAGNOSING AND TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	FILED
UNITED STATES	14/025,531	9/12/2013		METHODS OF DIAGNOSING AND TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	FILED
WIPO	US2002/ 12034	4/16/2002		METHODS OF DIAGNOSING AND TREATING SMALL INTESTINAL BACTERIAL OVERGROWTH (SIBO) AND SIBO-RELATED CONDITIONS	NAT'L PHASE FILED

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

UNITED STATES	12/050,736	3/18/2008	DIAGNOSIS OF CONSTIPATION BY ANALYSIS OF METHANE CONCENTRATION	FILED
UNITED STATES	****	****	****Unpublished	FILED
UNITED STATES	****	****	****Unpublished	FILED
UNITED STATES			ANTI-METHANOGEN COMPOSITIONS AND USES THEREOF

and all divisions, continuations, continuations-in-part, reissues, reexaminations, supplementary protection certificates and extensions thereof, whether domestic or foreign, except as excluded under the definition of Patent Rights.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule B

Technical Information

1.	The following information or material in the Field of Use which is embodied in the Patent Rights conceived or reduced to practice prior to the Effective Date in the conduct of research performed at CSMC under the direction of the Inventors:Hwang L, Low K, Khoshini R, Melmed G, Sahakian A, Makhani M, Pokkunuri V, Pimentel M. Evaluating breath methane as a diagnostic test for constipation predominant IBS. Dig Dis Sci2010;55:398-403.

2.	Low K, Hwang L, Hua J, Zhu A, Morales W, Pimentel M. A combination of rifaximin and neomcyin is most effective in treating IBS patients with methane on lactulose breath test. J Clin Gastroenterol 2010 Sep;44(8):547-50.

3.	Shah ED, Basseri RJ, Chong K, Pimentel M. Abnormal breath testing in IBS: A meta-analysis. Dig Dis Sci 2010;55:2441-9.

4.	Kunkel, D, Basseri RJ, Makhani MD, Chong K, Chang C, Pimentel M. Methane on breath testing is associated with constipation: A systematic review and meta-analysis. Dig Dis Sci 2011;56:1612-18.

5.	Basseri RJ, Basseri B, Pimentel M, Chong K, Youdim A, Low K, Hwang L, Soffer E, Chang C, Mathur R. Intestinal methane production in obese humans is associated with higher body mass index. In press, Gastroenterol Hepatol, 2012;8:22-28

6.	Kim G, Deepinder F, Morales W, Hwang L, Weitsman S, Chang C, Gunsalus R, Pimentel M. Methanobrevibacter smithii is the predominant methanogen in patients with constipation-predominant IBS and methane on breath. Dig Dis Sci 2012;57:3213-8.

7.	Mathur R, Kim G, Morales W, Weitsman S, Barlow G, Chang C, Pimentel M. Intestinal Methanobrevibacter smithii but not Total Bacteria is Related to Diet-Induced Weight Gain in Rats. Obesity 2013;21:748-54.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule C

Stock Issuance Agreement – Synthetic Biologics, Inc.

See attached

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule D

Stock Issuance Agreement – Licensee

See attached

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule E

Capitalization Table – Licensee

Synthetic Biomics, Inc. Capitalization Table (December 4, 2013)

Common Stock, par value $0.0001
50,000,000 shares authorized,
44,000,000 issued and outstanding	Number Shares	Percent
Synthetic Biologics, Inc.	35,200,000	80.0%
Cedars-Sinai Medical Center	5,060,000	11.5%
Mark Pimentel, M.D.	3,740,000	8.5%
Total	44,000,000	100%

See attached

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule F

Milestones

1.	Licensee shall use commercially reasonable efforts, alone or in conjunction with third parties, to commercialize and sell at least one Licensed Product in the Territory.
2.	Licensee shall submit an Investigational New Drug application to the FDA for a Licensed Product within two (2) years of the Effective Date.
3.	Licensee shall have completed the first Phase I clinical trial for a Licensed Product within three (3) years of the Effective Date.
4.	Licensee shall have enrolled the first patient in the first Phase II clinical trial for a Licensed Product within four (4) years of the Effective Date.
5.	Licensee shall have completed the first Phase II clinical trial for the first Licensed Product or the first Licensed Technology Product within six (6) years of the Effective Date.
6.	Licensee shall have enrolled the first patient in the first Phase III clinical trial for a Licensed Product within eight (8) years of the Effective Date.
7.	Licensee shall have completed the first Phase III clinical trial for the first Licensed Product or the first Licensed Technology Product within ten (10) years of the Effective Date.
8.	The FDA shall have accepted Licensee’s New Drug Application within fourteen (14) years of the Effective Date.
9.	Licensee shall have obtained regulatory approval of the first Licensed Product or the first Licensed Technology Product within fourteen (14) years of the Effective Date.
10.	The first commercial sale of the first Licensed Product or the first Licensed Technology Product shall have occurred within fifteen (15) years of the Effective Date.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule G

CLINICAL TRIALS TO BE SPONSORED BY LICENSEE AND CONDUCTED AT CSMC

****

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule H

Royalty Reporting Form

Licensee name:

Reporting period:

Date of report:

Date of first commercial sale:

Royalty Report

Licensed Product or Licensed Technology Product (list products by name)	No. units sold	Invoiced price per unit	Gross sales	Allowable deductions (attached itemized detail)	Country of sale/foreign currency/ conversion rate	Net sales
Product name
Product name
Product name
Total

Total net sales	$
Royalty rate
Royalty due	$

Total royalty due: $___________________________

Non-Royalty Sublicense Revenue Report

Total Non-Royalty Sublicense Revenue received	$
Date received
Applicable percentage payable to CSMC
Total Non-Royalty Sublicense Revenue payable to CSMC	$

Report prepared by:

Title:

Date:

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Please send report to:

Cedars-Sinai Medical Center
8700 Beverly Boulevard
Los Angeles, California 90048-1865
Attention: Senior Vice President for Academic Affairs

with a copy to Senior Vice President for Legal Affairs & General Counsel

Please send electronic copy to CSTechTransfer@cshs.org.